  As filed with the Securities and Exchange Commission on August 2, 1999

                                                 Registration No. 33-63719
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                              UNOCAL CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                              95-3825062
   (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)               Identification No.)

        2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
                                (310) 726-7600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Dennis P. R. Codon, Esq.

         Vice President, Chief Legal Officer and General Counsel
                              UNOCAL CORPORATION
                       2141 Rosecrans Avenue, Suite 4000
                         El Segundo, California 90245
                                (310) 726-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

  Approximate date of commencement of proposed sale to the public: August 2,
                                  1999.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                 ----------------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                          ----------------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  This Registration Statement also constitutes Post-Effective Amendment No. 3 to Registration Statement No. 33-50555.

                               ---------------

                                  PROSPECTUS

                             [LOGO OF UNOCAL 76]

                              Unocal Corporation

             DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

  Unocal Corporation offers you the opportunity to participate in our Dividend Reinvestment and Common Stock Purchase Plan if you own 25 or more shares of Unocal's common stock, $1.00 par value per share. The plan allows you to reinvest the cash dividends paid on all or any portion of your shares of common stock in additional shares of common stock. The plan also allows you to invest cash deposits in shares of common stock whether or not you choose to reinvest cash dividends.

  Effective March 1, 1999, we amended the plan (1) to eliminate the 1% discount from market price for the investment of dividends paid on common stock and (2) to discontinue the payment by us of trading fees for shares purchased under the plan and to provide that plan participants will pay any such amounts.

                  Keep this prospectus for future reference.

 NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
   SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED
       THAT  THIS  PROSPECTUS  IS  ACCURATE  OR  COMPLETE.  ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  You should rely only upon the information provided in this prospectus or incorporated herein by reference. Unocal has not authorized anyone else to provide you with information or make representations regarding the subject of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state where such an offer or solicitation is unlawful.

  No underwriting discounts or commissions will be paid.

              The date of this prospectus is August 2, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any prospectus we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference facilities.

  We have filed a registration statement with the SEC on Form S-3 pursuant to the Securities Act of 1933 with respect to the common stock. In accordance with the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding the common stock, you may examine our registration statements without charge at the SEC's public reference facilities identified above.

  Reports, proxy statements and other information concerning our company can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, 17th Floor, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934:

  . Unocal's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  . Unocal's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

  . Unocal's Current Reports on Form 8-K dated January 26, January 27, February 8, March 3, April 12, April 15, April 28, May 14, July 6 and July 27, 1999; and

  . The description of the common stock set forth under the caption "Description of the Common Stock" in the prospectus dated September 25, 1998, of Union Oil Company of California and Unocal (File Nos. 333-58415 and 333-58415-01).

  You may obtain copies of certain documents incorporated herein at our web site at http://www.unocal.com. You also may request a copy of any document incorporated herein by reference by writing or telephoning us at the following:

             Stockholder Services Department, Unocal Corporation,
                       2141 Rosecrans Avenue, Suite 4000
                         El Segundo, California 90245
                                (310) 726-7600

                              UNOCAL CORPORATION

  We were incorporated in Delaware in 1983 to operate as the parent company of Union Oil Company of California, which was incorporated in California in 1890. We conduct substantially all of our operations through Union Oil and its subsidiaries. On this combined basis, we are one of the world's largest independent oil and gas exploration and production companies, with major oil and gas exploration and production activities in Asia and the United States Gulf of Mexico. We are also a leading producer of geothermal energy; a provider of electrical power; and a manufacturer and marketer of nitrogen-based fertilizers, petroleum coke, graphites and specialty minerals. Other activities include project development, ownership in proprietary and common carrier pipelines, and the marketing and trading of hydrocarbon commodities.

  Our principal executive offices are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245 and our telephone number at that address is
(310) 726-7600.

                            DESCRIPTION OF THE PLAN

  In this prospectus, the words "Unocal," "we," "our," "ours," and "us" refer to Unocal Corporation and, except if otherwise specified, to our subsidiaries.

  The plan has been in effect since November 12, 1993. Effective March 1, 1999, we amended the plan (1) to eliminate the 1% discount from market price for the investment of dividends paid on Common Stock and (2) to discontinue the payment by us of trading fees for shares purchased under the plan and to provide that plan participants will pay any such amounts.

Purpose

Q:What is the purpose of the plan?

A: The plan provides shareholders who qualify with a convenient and economical method of investing cash dividends and cash deposits in additional shares of common stock. The plan is intended for the benefit of long-term investors and not for investors pursuing short-term transaction profits.

Q:What does the plan offer?

A: If you are eligible to participate in the plan (see "Eligibility" on page
   6), you may have the cash dividends paid on all or any portion of your shares of common stock automatically invested in additional shares of common stock. You may also invest in shares of common stock by making optional cash deposits of not less than $50 and not more than $10,000 each month. You may make optional cash deposits even if you choose not to reinvest the dividends from your shares of common stock.

Q:What are the advantages of participation in the plan?

A: By participating in the plan:

  . You can acquire additional shares of common stock by:

    . investing cash dividends paid on all or part of your shares of common stock; or

    . making investments of at least $50 but not more than $10,000 per month by means of optional cash deposits.

  . You pay only minimal trading fees (currently $.05 per share) for shares purchased on the market with dividends.

  . You pay a fee equal to only 5% of funds invested with optional cash deposits, with a maximum of $3.00 per transaction, plus minimal trading fees (currently $.05 per share for shares purchased on the market).

  . Full investment of funds is possible because fractional shares can be credited to your plan account.

  . You can withdraw or liquidate a portion of the shares of common stock in your plan account without terminating your participation in the plan.

  . At no charge to you, the plan administrator will maintain your share position in the plan by a book entry account.

  . Your record keeping is simplified through the receipt of statements of your book account reflecting all current activity, including share purchases and withdrawals.

  . Once enrolled in the plan, you will not be required to take any further action to continue your participation in the plan, so long as you continue to meet the requisite eligibility requirements.

Administration

Q:Who administers the plan?

A: The Chase Manhattan Bank is the administrator for the plan. The Chase
   Manhattan Bank has designated its affiliate, ChaseMellon Shareholder Services, L.L.C., and other agents to perform certain services for the plan. These companies purchase and hold shares of stock for participants, keep records, send statements and perform other duties required by the plan.

  The plan administrator may be contacted at ChaseMellon Shareholder Services, L.L.C. as detailed below.

Q:How do I contact the plan administrator?

A: For information about the plan or to use the interactive voice response
   ("IVR") system to transact business with respect to your plan account:

    Call ChaseMellon Shareholder Services, L.L.C.:1-800-279-1249
                                                  (Select "Dividend
                                                  Reinvestment" Option)

    You must obtain a personal identification number or "PIN" to make use of the IVR system. The IVR system allows you to direct the plan administrator to sell or withdraw shares from your plan account. This system may be subject to change at any time.

  Written requests and notices should be mailed as follows:

                   ChaseMellon Shareholder Services, L.L.C.
                              Investment Services
                                 P.O. Box 3338
                    South Hackensack, New Jersey 07606-1939

Q:What does the plan administrator do?

A: The plan administrator purchases shares of common stock, either directly from us or on the open market, with dividends and cash deposits in accordance with the plan. The plan administrator also sells shares of common stock, keeps records relating to the plan, and sends account statements to plan participants. The plan administrator will keep records of your plan shares in book-entry until you request a certificate for your shares or your participation in the plan is terminated for any reason.

   The Chase Manhattan Bank is a lending bank under the $1,000,000,000 Credit and Guarantee Agreement dated as of October 10, 1997, among Union Oil Company of California and Unocal Canada Limited, as borrowers, Unocal as guarantor and a syndicate of banks. The Chase Manhattan Bank is also the successor Rights Agent under the Rights Agreement dated as of

   January 29, 1990. The Chase Manhattan Bank and Trust Company, National Association, an affiliate of the Chase Manhattan Bank, is the senior Trustee under an Indenture dated as of February 3, 1995 for certain debt of Union Oil Company of California guaranteed by Unocal.

   ChaseMellon Shareholder Services, L.L.C. also acts as a dividend disbursing agent, transfer agent and registrar for the common stock. Our company and its subsidiaries currently have and may in the future enter into various banking and other relationships with the plan administrator or the transfer agent.

   We can adopt rules and regulations to govern the administration of the plan at any time.

Eligibility

Q:Who is eligible to participate in the plan?

A: You are eligible to participate in the plan if:

  . you own at least 25 shares of common stock as a registered or beneficial owner; and

  . you, or the record owner of your shares, have an address of record in the United States.

  In determining eligibility for the plan, we will not add together the shares you own as a beneficial owner with the shares you own as a registered owner. For example, if your have only 25 shares of common stock and those shares are partially owned as a registered owner and partially owned as a beneficial owner, you will not qualify.

  You will also not be eligible to participate in the plan if you reside in a state or country in which this offer is unlawful.

Q:What is the difference between a registered owner and a beneficial owner?

A: You are a "registered owner" if your shares of common stock are registered in your name. You are a "beneficial owner" if your shares of common stock are not registered in your name, but in the name of some other party, such as a bank, broker or other nominee.

  If you are a registered owner, you can communicate directly with the plan administrator. Beneficial owners cannot communicate directly with the plan administrator. If you are a beneficial owner, you must make arrangements to participate in the plan with the bank, broker or other nominee who is the record owner of your shares. If you are a beneficial owner, we cannot guarantee that you will be able to participate in the plan.

Enrollment

Q:When can I enroll in the plan?

A: You can enroll in the plan at any time. You will remain enrolled in the plan until your participation in the plan terminates or the plan terminates (See "Termination of Participation" on page 12).

Q:How do I enroll in the plan?

A: If you are currently enrolled in the plan, you do not need to take any action to continue participating in the plan.

  Registered Owners. You may enroll in the plan by completing and signing an authorization card and returning it as directed by the plan administrator. You may obtain an authorization card through the automated telephone system or by writing to the plan administrator.

  Beneficial Owners. You must instruct your bank, broker or other nominee in whose name your shares are registered to reinvest dividends and make optional cash deposits through the plan administrator.

Q:What does the authorization card do?

A: By signing the authorization card or instructing your broker, bank or other nominee to reinvest dividends and make optional cash deposits on your behalf, you are appointing the plan administrator as your agent. The authorization card authorizes the plan administrator to retain the cash dividends paid on all or a specified number of the shares of common stock you own on the applicable record date, as well as any cash dividends paid on all whole and fractional shares of common stock credited to your plan account.

  The authorization card directs the plan administrator to purchase shares of common stock on your behalf in accordance with the investment option you select under the plan.

  You will be asked to choose from one of the following investment options:

  . Full Dividend Reinvestment. The plan administrator will apply all of the following amounts (less any applicable fees) toward the purchase of shares of common stock:

    . cash dividends paid on all shares of common stock owned by you on the applicable record date;

    . cash dividends paid on all whole and fractional shares of common stock credited to your plan account; and

    .  optional cash deposits that you make.

  . Partial Dividend Reinvestment. The plan administrator will apply all of the following amounts (less any applicable fees) toward the purchase of shares of common stock:

    . cash dividends paid on the number of shares that you specify of common stock owned by you on the applicable record date;

    . cash dividends paid on all whole and fractional shares of common stock credited to your plan account; and

    .  optional cash deposits that you make.

  . Optional Cash Deposits Only. The plan administrator will apply optional cash deposits that you make (less any applicable fees) toward the purchase of shares of common stock.

  All shares purchased under the plan will be plan shares, and all subsequent dividends paid thereon will be automatically reinvested in shares of common stock. If you would prefer to receive cash payments of dividends paid on your plan shares rather than reinvest such dividends, you must withdraw those shares from the plan by notifying the plan administrator.

  If you are a beneficial owner, you must instruct your bank, broker or other nominee to forward your investment options to the plan administrator.

  If you are a beneficial owner and wish to make optional cash deposits, we may require that your bank, broker or other nominee provide the plan administrator with an additional written certification.

Q:Are there special instructions on how to fill out the authorization card?

A: You must select one of the available investment options and sign the authorization card exactly as your name appears on the authorization card. If the authorization card is not filled out correctly or completely, the plan administrator will return it to you.

Q:How do I change my investment options?

A: You may change your investment options at any time by submitting a new authorization card to the plan administrator. If you are a beneficial owner, you must instruct your bank, broker or other nominee to change your investment options through the plan administrator.

Q: What additional certification may be required in order for my bank, broker or other nominee to make optional cash deposits on my behalf?

A: Because there is a limit on monthly optional cash deposits by an individual participant, the plan administrator may not accept an optional cash deposit from your bank, broker or other nominee in excess of $10,000 without a proper certification from it. The certification must represent and warrant to the plan administrator that no single beneficial owner is making an optional cash deposit in excess of the $10,000 monthly limit. The form and substance of such certification must be acceptable to the plan administrator.

Q:Will any interest be paid on dividends or optional cash deposits?

A: We and the plan administrator will not pay interest on dividends or optional cash deposits while pending investment or at any time.

Q:When does my enrollment take effect?

A: For Dividends. Your enrollment will take effect for a particular dividend if the plan administrator receives your authorization card before the record date established for that dividend. If the plan administrator receives your authorization card on or after that record date, the investment of dividends will begin on the record date established for the next dividend.

  For Optional Cash Deposits. Your enrollment will take effect with respect to a particular optional cash deposit if the plan administrator receives your authorization card no less than one business day prior to the Investment Date, which is either:

  . the date dividends are paid on the Common Stock; or

  . in months when there is no dividend payment date, the tenth day of the month that the New York Stock Exchange is open for trading. If you have any questions regarding the Investment Date, you should contact the plan administrator.

Purchases

Q:What is the source of common stock purchased by the plan administrator?

A: At our option, the plan administrator will purchase common stock either directly from us, in which event such common stock will come from either authorized but unissued shares or shares held in our treasury, from the open market, or from a combination of the foregoing.

Q:What is the date of purchase for shares purchased under the plan?

A: Shares Purchased with Dividends. We will establish payment dates for dividends paid on the common stock as such dividends may be declared by our board of directors from time to time. Shares purchased with such dividends will be purchased as of the relevant dividend payment date. Open market purchases with such dividends will commence on the relevant dividend payment date and will promptly continue until completed. We may, however, defer the sale of shares to the plan administrator or direct the plan administrator to defer open market purchases to a later date if we believe that this is necessary or advisable. The plan does not create a dividend policy or guarantee the payment of future dividends. The declaration and payment of any dividend is subject to the determination of our board of directors based upon our earnings, financial condition and other factors.

  Shares Purchased with Optional Cash Deposits. Shares purchased with optional cash deposits, payable to The Chase Manhattan Bank, will be purchased as of each Investment Date. Open market purchases with optional cash deposits will commence on the Investment Date and will promptly continue until completed. We may, however, defer the sale of shares to the plan administrator or direct the plan administrator to defer open market purchases to a later date if we believe that this is necessary or advisable.

Q:How is the price calculated for shares purchased for my account under the plan?

A: The price per share of common stock purchased from us will be the average, computed to three decimal places, of the daily high and low prices of the common stock, as reported for New York Stock Exchange Composite Transactions by Reuters America Inc. (or, if Reuters America Inc. quotations are not available for any such day, as reported by The Wall Street Journal) for the three days that the common stock is traded on the New York Stock Exchange immediately prior to the relevant dividend payment date or Investment Date.

  For open market purchases using dividends, the price per share of common stock will be the weighted average, computed to three decimal places, of the purchase prices for all common stock purchased by the plan administrator with the total amount of all dividends being reinvested.

  For open market purchases using optional cash deposits, the price per share of common stock will be the weighted average, computed to three decimal places, of the purchase prices of all common stock purchased by the plan administrator as of each Investment Date.

Q:What are the monthly limits on the amount of my optional cash deposits?

A: Your optional cash deposits are subject to a minimum monthly purchase limit of $50 and a maximum monthly purchase limit of $10,000. Optional cash deposits of less than $50 or in excess of $10,000 will be returned without interest.

Q:Am I required to make optional cash deposits every month?

A: No. You are not obligated to make any optional cash deposit at any time.

Q:Do my optional cash deposits have to be for the same amount every time?

A: No. Your optional cash deposits can change from month to month.

Q:When must optional cash deposits be received?

A: The plan administrator must receive your optional cash deposit at least one full business day prior to the Investment Date. Optional cash deposits must be in U.S. dollars. Optional cash deposits received other than in compliance with the plan will be returned without interest.

Q:How can I have an optional cash deposit returned?

A: In order to have any optional cash deposit returned to you, you must make a written request to the plan administrator for the return of the optional cash deposit. The plan administrator must receive your written request no later than one business day prior to the relevant Investment Date.

Q: How will the plan administrator determine the number of shares to credit to my plan account?

A: The plan administrator will credit your plan account with the number of shares (including fractions computed to four decimal places) equal to the amount invested on your behalf divided by the purchase price per share as calculated above. Fees will be deducted from your dividends or optional cash deposits prior to the investment of such dividends or optional cash deposits .

Costs and Expenses

Q:What costs or expenses will I pay?

A: For shares purchased on the market with cash dividends, you will be charged a trading fee (currently $.05 per share). For shares purchased with optional cash deposits, you will be charged:

  . a trading fee (currently $.05 per share for shares purchased on the market), and

  . an additional fee equal to 5% of the total funds invested in a particular transaction, with a maximum additional fee of $3.00 per transaction.

  The trading fee is subject to change at any time without notice to you. If you have any questions regarding trading fees, contact the plan administrator.

  You will also be charged $5.00 each time a stock certificate is issued for the withdrawal of your plan shares.

  You will be charged trading fees, nominal SEC fees and a $15.00 administration fee if you request that the plan administrator sell your plan shares.

Reports

Q:What reports will I receive from the plan administrator?

A: For each month when there is activity in your plan account, the plan administrator will mail a statement of account to you or the registered owner of your shares. The account statement will provide you with a record of the number of shares held in your account by the plan administrator, your account activity, and the cost of your purchases under the plan. You should retain your account statements for tax purposes.

  If you are a registered owner, each year you will receive an Internal Revenue Service information statement for reporting dividend income received.

Stock Certificates and Safekeeping

Q: How will certificates be issued for common stock purchased under the plan?

A: All shares acquired under the plan for which certificates have not been issued to a participant in the plan will be held in the name of the plan administrator or its nominee. Certificates will be issued to any participant upon request.

  Your account will be maintained in the name that your stock was shown as registered on the authorization card. Certificates for whole shares purchased under the plan will be similarly registered when issued upon your request. If you are a beneficial owner, your request must be placed through your banker, broker or other nominee. If you wish to pledge shares credited to your plan account, you must first withdraw such shares from the account.

  You may deliver unendorsed certificates to the plan administrator for deposit along with the authorization card when enrolling those shares in the plan, or you may do so at any time thereafter upon written request while participating in the plan. You are responsible for any loss in transit of any certificate mailed to the plan administrator. The use of registered insured mail is suggested. The plan administrator can maintain plan shares in its name or in the name of its nominee.

Withdrawal and Liquidation of Shares from Plan Accounts

Q: How can I withdraw shares from the plan?

A: Registered Owners. You can withdraw a portion of the shares in your plan account at any time through the IVR system or by writing to the plan administrator and specify the number of shares to be withdrawn. For requests made through the IVR system, a $5.00 fee will be deducted from any fractional shares that you withdraw at the time of the particular withdrawal or that you subsequently withdraw from your plan account. For written requests, you must include a check for $5.00, made out to ChaseMellon Shareholder Services, L.L.C., for each certificate to be issued.

  A certificate for the number of whole shares of common stock withdrawn will be issued and registered in your name. In no case will certificates for fractional shares of common stock be issued.

  Beneficial Owners. You may withdraw your shares only through your banker, broker or other nominee.

Q: Will dividends paid on shares I have withdrawn from the plan continue to be reinvested?

A: If you have chosen the Full Dividend Reinvestment investment option, cash dividends paid on withdrawn shares will continue to be reinvested. If, however, you have elected to participate in the Partial Dividend Reinvestment investment option, the plan administrator will continue to reinvest only those dividends paid on the number of shares specified on your authorization card and your remaining plan shares, if any.

Q: How can I liquidate shares purchased under the plan?

A: Registered Owners. You can liquidate a portion of the shares in your plan account through the IVR system or by writing to the plan administrator. As soon as practicable after receiving your request, the plan administrator will sell the specified number of shares at the prevailing market price. If you make your request through the IVR system before 1:00 p.m., Eastern Time, the plan administrator will generally sell your shares the same day, subject to market conditions and other factors. You will receive the proceeds of the sale, less trading fees (currently $.05 per share), a nominal SEC fee and a $15.00 administration fee.

  Beneficial Owners. You must make your request to liquidate shares through your bank, broker or other nominee.

Termination of Participation

Q: How and when can my participation in the plan be terminated?

A: You may terminate your participation in the plan at any time by providing written notice to the plan administrator as follows:

  . with respect to dividend reinvestments, prior to the next record date for the payment of dividends; and

  . with respect to optional cash deposits, at least one full business day prior to the next Investment Date.

  We can terminate your participation in the plan at any time. We will terminate your participation immediately and without notice if we believe you have acted in a manner inconsistent with the purpose of the plan.

  Your participation in the plan may also be terminated if you cease to meet the eligibility requirements of the plan. We will provide you with written notice 90 days prior to termination for failing to meet such requirements. You will have the opportunity to increase your share ownership to meet the eligibility requirements during those 90 days. If you fail to do so, we will automatically terminate your participation in the plan at the end of the 90-day period.

Q: What happens after my participation in the plan is terminated?

A: In the absence of a request from you that your shares be sold, upon termination of your participation in the plan, you will receive a certificate for the number of whole shares in your plan account and a check for an amount equal to the value of any fraction of a share in your plan account. The plan administrator will deduct a $5.00 fee from your check for each certificate that has been issued from your plan account.

  If you request that all your shares be sold, the sale will be made by the plan administrator at the prevailing market price as soon as practicable after such request is received. You will receive the proceeds of the sale, less a trading fee, a nominal SEC fee, a $15.00 administration fee and any accumulated fees for previously issued stock certificates.

Stock Dividends and Stock Splits

Q: What happens in the event of a stock dividend or stock split?

A: All stock dividends and split shares that we distribute on our common stock will be credited pro rata to your account.

Voting Rights

Q: Will the plan administrator vote stock credited to my plan account at shareholders meetings?

A: The plan administrator will vote your shares that are in its custody only in accordance with your instructions.

Income Tax Consequences

Q: What are the income tax consequences of participation in the plan?

A: The following summary is based upon an interpretation of current federal tax law.

  The fair market value of stock purchased with invested dividends will be treated as income to you for federal income tax purposes as of the dividend payment date.

  If you are subject to backup withholding, only the net amount of the dividend less the backup withholding will be invested. Reports to you will show the amount of dividends invested and tax withheld.

  If you are deemed to have received a distribution for federal income tax purposes, you will be provided with a year-end statement (currently IRS Form 1099-DIV) that will be needed to complete your federal tax return. The statement will show the amount of dividends invested, and trading fees paid by you and, if appropriate, any tax withheld.

  You may be subject to state income taxes and accompanying withholding requirements.

  You are urged to consult your tax advisors as necessary to remain current on federal and state tax consequences of being a participant in the plan.

Responsibility of Unocal and the Plan Administrator

Q: What are the responsibilities of Unocal and the plan administrator under the plan?

A: Neither we nor the plan administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of:

  . the failure to terminate your account upon your death,

  . the prices at which shares are purchased for your account,

  . the times when purchases are made, or

  . any fluctuations in the market value of the common stock.

  Neither we nor the plan administrator can provide any assurance of a profit or protection against loss on shares of the common stock purchased under the plan.

Suspension, Modification or Termination of the Plan

Q: Can the plan be suspended, modified or terminated?

A: We reserve the right to suspend or terminate the plan without notice at any time whatsoever. You will be notified of any such suspension or termination. We also reserve the right in our sole discretion to make modifications to the plan. If the plan is modified in any material way, we will provide you a copy of any material modification.

  Upon termination of the plan, any uninvested optional cash deposits will be returned, a stock certificate for whole shares credited to your account will be issued, and a cash payment will be made for any fractional share less any applicable fees. However, in the event that we terminate the plan and concurrently establish another plan similar to the plan, you may be automatically enrolled in such other plan. In such event, shares credited to your plan account will be credited automatically to such other plan, unless the plan administrator is notified to the contrary.

Other Information

Q: How can I get answers to questions regarding my plan account or the plan?

A: Questions concerning the plan or your plan account should be addressed to the plan administrator.

Q: Who bears the risk of changes in the price of the common stock?

A: You bear all risk of loss that may result from market fluctuations in the price of the common stock.

  Neither we nor the plan administrator can guarantee that shares purchased under the plan will be worth more or less than the original purchase price for such shares.

Q: Who interprets the plan?

A: We will determine any question of interpretation arising under the plan, and our determinations will be final. We may adopt rules and regulations to govern the administration of the plan. The terms and conditions of the plan and its operation will be interpreted under the laws of the state of New York.

Q: What are some of my responsibilities as a participant in the plan?

A: You will bear the risk of loss for all stock certificates or funds transmitted by you to the plan administrator.

  Shares held in the name of the plan are also subject to escheat pursuant to your state's laws in the event that such shares are deemed, under such state's laws, to have been abandoned by you. In order to avoid in some instances the operation of the escheat laws, you should notify the plan administrator promptly of any change of address. Account statements and other communications will be addressed at the last address of record provided to the plan administrator by you or the registered owner of your shares.

                                USE OF PROCEEDS

  We will use the net proceeds from the sale of the common stock purchased from us pursuant to the plan for our general corporate purposes, including investments in, contributions to, or extensions of credit to our subsidiaries.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  The General Corporation Law of the State of Delaware, our state of incorporation, and our Bylaws provide for indemnification of our company's directors and officers in certain circumstances. In addition, we have provided in our Certificate of Incorporation that we will eliminate the personal liability of our Directors to the full extent permitted by Delaware law. Each of our directors and officers has a contractual right to indemnification when he or she is made a party or threatened to be made a party to, or involved in, any action, suit, or proceeding, civil or criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of our company, any of our subsidiaries or any other entity for which he or she served as an officer or director at our request. Our directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                                    EXPERTS

  Our and our subsidiaries' consolidated financial statements and financial statement schedule as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in our Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this prospectus, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand, L.L.P.), independent accountants, which report is also incorporated by reference, and on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Dennis P. R. Codon, Esq., our Vice President, Chief Legal Officer and General Counsel. As of July 29, 1999, Mr. Codon owned 30,636 shares of common stock. He also held options to purchase 45,808 shares of common stock at prices ranging from $32.8125 to $38.8125, with expiration dates ranging from 2006 to 2009. Additionally, Mr. Codon held a performance stock option to purchase 150,000 shares of common stock at the price of $51.012, which was granted with a limited stock appreciation right for 79,500 shares of common stock at the price of $38.6875. The performance stock option becomes exercisable on March 30, 2001 only if certain performance conditions for the market value of the common stock or comparative return to stockholders are met during the period from March 30, 1998 through March 30, 2001, as defined in our Performance Stock Option Plan. The limited stock appreciation right becomes exercisable only upon the occurrence of a conversion date, as defined in that plan. Both the performance stock option and the tandem limited stock appreciation right expire on March 30, 2008. Mr. Codon also held 16,000 performance share units, which could be paid out in up to 32,000 shares of common stock four years after their award dates, depending upon our total return to stockholders.

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----

Where You Can Find More Information.........................................   2
Incorporation of Certain Documents
 by Reference...............................................................   2
Unocal Corporation..........................................................   3
Description of the Plan.....................................................   4
  Purpose...................................................................   4
  Administration............................................................   5
  Eligibility...............................................................   6
  Enrollment................................................................   6
  Purchases.................................................................   9
  Costs and Expenses........................................................  10
  Reports...................................................................  11
  Stock Certificates and Safekeeping........................................  11
  Withdrawal and Liquidation of Shares from Plan Accounts...................  11
  Termination of Participation..............................................  12
  Stock Dividends and Stock Splits..........................................  13
  Voting Rights.............................................................  13
  Income Tax Consequences...................................................  13
  Responsibility of Unocal and the Plan Administrator.......................  14
  Suspension, Modification or Termination of the Plan.......................  14
  Other Information.........................................................  14
Use of Proceeds.............................................................  15
Indemnification for Securities Act
 Liabilities................................................................  15
Experts.....................................................................  15
Legal Matters...............................................................  16

                                  PROSPECTUS

                                    [LOGO]

                              Unocal Corporation

                             DIVIDEND REINVESTMENT
                                      AND
                                 COMMON STOCK
                                 PURCHASE PLAN

                             3,174,767 Shares

                         Common Stock, $1.00 Par Value

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

  In addition, Unocal has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each director providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

 Exhibit
 Number                                  Exhibit
 -------                                 -------
   4.1*  Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 on Form 10-K/A to Unocal's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993, File No. 1-8483).
   4.2   Bylaws of Unocal, as amended effective May 24, 1999, and currently in effect (incorporated by reference to Exhibit 3.3 to Unocal's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1998, File
         No. 1-8483).
   4.3*  Rights Agreement, dated as of January 29, 1990, between Unocal and The
         Chase Manhattan Bank, as Successor Rights Agent (incorporated by reference to Exhibit 4.9 to Unocal's Registration Statement on Form S-
         4 (Registration Nos. 333-09137 and 333-09137-01).
   5*    Opinion of Dennis P. R. Codon, Esq. to Unocal (incorporated by reference to Exhibit 5 of Unocal's Registration Statement on Form S-3
         filed October 26, 1995, Registration No. 33-63719).
  23.1   Consent of PricewaterhouseCoopers LLP.
  23.2*  Consent of Dennis P. R. Codon, Esq. (included in Exhibit 5).
  24*    Power of Attorney (incorporated by reference to Exhibit 24 of Unocal's
         Registration Statement on Form S-3 filed October 26, 1995,
         Registration No. 33-63719).
  99*    Form of Authorization Card (incorporated by reference to Exhibit 99 of
         Unocal's Registration Statement on Form S-3 filed October 26, 1995,
         Registration No. 33-63719).

--------

* Previously filed.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement No. 33-63719 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on August 2, 1999.

                                              Unocal Corporation

                                              By /s/ Timothy H. Ling
                                                ______________________________
                                                   Timothy H. Ling

                                           Executive Vice President, North
                                        American Energy Operations, and Chief
                                               Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated.

             Signature                             Title                        Date
             ---------                             -----                        ----
      /s/ Roger C. Beach*            Chairman of the Board of Directors    August 2, 1999
____________________________________             and Chief
         Roger C. Beach                      Executive Officer

      /s/ Timothy H. Ling                Executive Vice President,         August 2, 1999
____________________________________  North American Energy Operations,
         Timothy H. Ling                 and Chief Financial Officer

        /s/ Joe D. Cecil               Vice President and Comptroller      August 2, 1999
____________________________________   (Principal Accounting Officer)
           Joe D. Cecil

       /s/ John W. Amerman*                       Director                 August 2, 1999
____________________________________
          John W. Amerman

    /s/ John W. Creighton, Jr.*                   Director                 August 2, 1999
____________________________________
       John W. Creighton, Jr.

      /s/ Frank C. Herringer*                     Director                 August 2, 1999
____________________________________
         Frank C. Herringer

      /s/ John F. Imle, Jr.*                      Director                 August 2, 1999
____________________________________
         John F. Imle, Jr.

     /s/ Marina v.N. Whitman*                     Director                 August 2, 1999
____________________________________
         Marina v.N. Whitman

  *By: /s/ Darrell D. Chessum*                    Director                 August 2, 1999
____________________________________
          Darrel D. Chessum

        Attorney-In-Fact

                               EXHIBIT INDEX

 Exhibit
 Number                                  Exhibit
 -------                                 -------
   4.1*  Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 on Form 10-K/A to Unocal's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993, File No. 1-8483).
   4.2   Bylaws of Unocal, as amended effective May 24, 1999, and currently in effect (incorporated by reference to Exhibit 3.3 to Unocal's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1998, File
         No. 1-8483).
   4.3*  Rights Agreement, dated as of January 29, 1990, between Unocal and The
         Chase Manhattan Bank, as Successor Rights Agent (incorporated by reference to Exhibit 4.9 to Unocal's Registration Statement on Form S-
         4 (Registration Nos. 333-09137 and 333-09137-01).
   5*    Opinion of Dennis P. R. Codon, Esq. to Unocal (incorporated by reference to Exhibit 5 of Unocal's Registration Statement on Form S-3
         filed October 26, 1995, Registration No. 33-63719).
  23.1   Consent of PricewaterhouseCoopers LLP.
  23.2*  Consent of Dennis P. R. Codon, Esq. (included in Exhibit 5).
  24*    Power of Attorney (incorporated by reference to Exhibit 24 of Unocal's
         Registration Statement on Form S-3 filed October 26, 1995,
         Registration No. 33-63719).
  99*    Form of Authorization Card (incorporated by reference to Exhibit 99 of
         Unocal's Registration Statement on Form S-3 filed October 26, 1995,
         Registration No. 33-63719).

--------

* Previously filed.